As filed with the Securities and Exchange Commission on August 13, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QORVO, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-5288992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of Principal Executive Offices)
(Zip Code)

QORVO, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

QORVO, INC. AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the plans)

Jason K. Givens
Senior Vice President and General Counsel, Secretary
Qorvo, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409
(Name and address of agent for service)

(336) 664-1233
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer	☐	Smaller reporting company
		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 3,240,000 shares of common stock of Qorvo, Inc. (the “Registrant”), par value $0.0001 per share (“Common Stock”), that may be issued pursuant to awards granted under the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan (the “Amended and Restated 2022 Plan”) and an additional 4,000,000 shares of Common Stock that may be made available for sale under the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The Amended and Restated 2022 Plan and the Amended and Restated ESPP were each approved by the Registrant’s stockholders on August 13, 2025 and became effective on that date. This Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-266752) (as it relates to the Amended and Restated 2022 Plan) previously filed by the Registrant on August 10, 2022 and the registration statement on Form S-8 (File No. 333-201357) (as it relates to the Amended and Restated ESPP) previously filed by the Registrant on January 5, 2015, in each case, to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 29, 2025, filed with the Commission on May 19, 2025, including information specifically incorporated by reference into the Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed on June 26, 2025;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the document referred to in (a) above, including the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025, filed with the Commission on July 30, 2025, and the Registrant’s Current Reports on Form 8-K filed with the Commission on April 14, 2025, May 9, 2025, May 19, 2025, May 20, 2025 and May 21, 2025; and

(c)	The description of the Registrant’s Common Stock contained in Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023, filed with the Commission on May 19, 2023, including any amendment or report filed for the purpose of updating such description.

All reports and/or documents filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Exchange Act, except for such reports and/or documents (or portions thereof) that are only “furnished” to the Commission or that are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 3, 2015).

4.2	Third Amended and Restated Bylaws of Qorvo, Inc., adopted on May 16, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2025).

5.1	Opinion of Davis Polk and Wardwell LLP regarding the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.*

23.2	Consent of Davis Polk and Wardwell LLP (included in Exhibit 5).*

24.1	Powers of Attorney (included on the signature page).*

99.1	Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan.*

99.2	Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan.*

107	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on August 13, 2025.

QORVO, INC.

By:	/s/ Robert A. Bruggeworth
	Name:	Robert A. Bruggeworth
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Robert A. Bruggeworth and Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of the Registrant, in connection with the transaction contemplated by said registration statement, to enable the Registrant to comply with the provisions of the Securities Act, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 13, 2025.

/s/ Robert A. Bruggeworth	/s/ Grant A. Brown
Name: Robert A. Bruggeworth	Name: Grant A. Brown
Title: President, Chief Executive Officer and Director (Principal Executive Officer)	Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Gina B. Harrison	/s/ Dr. Walden C. Rhines
Name: Gina B. Harrison	Name: Dr. Walden C. Rhines
Title: Vice President and Corporate Controller (Principal Accounting Officer)	Title: Chairman of the Board of Directors

/s/ Judy Bruner	/s/ Richard L. Clemmer
Name: Judy Bruner	Name: Richard L. Clemmer
Title: Director	Title: Director

/s/ John R. Harding	/s/ Christopher R. Koopmans
Name: John R. Harding	Name: Christopher R. Koopmans
Title: Director	Title: Director

/s/ Roderick D. Nelson	/s/ Alan S. Lowe
Name: Roderick D. Nelson	Name: Alan S. Lowe
Title: Director	Title: Director

/s/ Susan L. Spradley	/s/ Peter A. Feld
Name: Susan L. Spradley	Name: Peter A. Feld
Title: Director	Title: Director